Exhibit 10.5

SELECTIVE INSURANCE GROUP, INC.
STOCK OPTION PLAN FOR DIRECTORS
STOCK OPTION AGREEMENT

THIS AGREEMENT, effective the 1st day of ____________, 200_ by and between SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation, with its principal office at Wantage Avenue, Branchville, New Jersey 07890 (hereinafter called the "Company"), and____________________ residing at _____________________________ (hereinafter called the "Optionee").

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the "Board") adopted a Stock Option Plan for Directors (the "Plan") on May 4, 1990; and

WHEREAS, the Plan provides for the automatic grant of options to Directors of the Company who are not full-time employees of the Company to purchase shares of the Company's Common Stock, $2.00 par value ("Common Stock");

NOW THEREFORE, it is mutually agreed as follows:

1.)

The Company hereby grants to the Optionee, pursuant to the Plan and on the terms and conditions hereinafter set forth, an option to purchase all or any part of _________________ (______) shares of Common Stock at a price of $_________ per share (the "Option"), said price being the Fair Market Value of a share of Common Stock on the date hereof as determined under the Plan.

2.)

The right to purchase the shares of Common Stock subject to the Option shall vest and be exercisable twelve (12) months after the date hereof.  Any unexercised part of the Option shall lapse ten (10) years after the date hereof.  No fractional share may be purchased or delivered hereunder.  In no event shall any Option become exercisable until twenty (20) days after the filing with the Securities and Exchange Commission of a registration statement of Form S-8, or such other form of registration statement, if any, as shall be required.

3.)

The Option may be exercised only by written notice to the Company, addressed to the Secretary of the Company, specifying the number of shares of Common Stock in respect of which the Option is being exercised and accompanied by payment in cash or in shares of Common Stock of the Company for the full exercise price for such shares.

4.)

The Company shall take any action required by law and applicable regulations to authorize the issuance and delivery of any shares of Common Stock subject to an Option.  Upon completion of such action, and upon valid exercise of an Option, the Company shall deliver to the Optionee certificates for such shares, which shares, when issued, shall be fully paid and nonassessable.

5.)

If, prior to delivery by the Company of all of the shares covered by the Option, there shall be any increases or reductions in the number or shares of Common Stock outstanding by reason of any stock dividend or stock split or other readjustment or, if there is any other material change in the capital structure of the Company by reason of any reclassification, reorganization, recapitalization or otherwise, there shall be a proportionate and equitable adjustment of the terms of the Option with respect to the amount and class of shares remaining subject to the Option and the purchase price to be paid therefor.

6.)

The Optionee shall have no rights or privileges as a stockholder of the Company with respect to the shares of Common Stock issuable under the Option until certificates representing such shares have been issued to said Optionee.  Prior to the delivery of such shares, the Company may require the Optionee or other authorized person exercising the Option to furnish such representations as may be required in the sole discretion of the Company's counsel to satisfy the requirements of applicable law.

7.)

The Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

8.)

In the event that the Optionee shall cease to be a Director of the Company, or in the event of the death or disability of the Optionee, the Option shall be exercisable in accordance with the terms and conditions of the Plan.

9.)

Neither the granting of the Option, nor any action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Director for any period of time or any particular rate of compensation.

10.)

The acceptance by the Optionee of the Option and the execution and delivery of this Agreement constitutes the agreement by the Optionee to be bound by the terms and conditions of the Plan, as amended from time to time.  In the event of any inconsistency between the terms and conditions of the Plan and the provisions of this Agreement, the terms and conditions of the Plan shall take precedence.

11.)

Any notice to be given or served under the terms of this Agreement or the Plan shall be delivered to the Secretary of the Company and to the Optionee at the address shown above or such other address or addresses as either party may designate in writing to the other.  Any such notice shall be given by hand delivery or by registered or certified United States mail, postage prepaid, return receipt requested, and shall become effective when received.

12.)

This Agreement shall be construed in accordance with the laws of New Jersey and shall be binding on and inure to the benefit of any successor or successors of the Company and each executor, administrator, guardian or legal representative of the Optionee.

13.)

The Company may make such provisions as it may deem necessary and appropriate for the withholding of any taxes if the Company determines it is required to withhold in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELECTIVE INSURANCE GROUP, INC. By:________________________________
Gregory E. Murphy, Chairman,
President and Chief Executive Officer

ATTEST: ____________________________
Michele N. Schumacher
Vice President, Corporate Secretary
and Corporate Governance Officer